SEWARD & KISSEL LLP

901 K Street, N.W.

Suite 800

Washington, D.C. 20001

Telephone: (202) 737-8833

Facsimile: (202) 737-5184

www.sewkis.com

April 29, 2021

VIA EDGAR

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:        AB Variable Products Series Fund, Inc.

•	AB Intermediate Bond Portfolio
•	AB Large Cap Growth Portfolio
•	AB Growth and Income Portfolio
•	AB International Growth Portfolio
•	AB Global Thematic Growth Portfolio
•	AB Small Cap Growth Portfolio
•	AB International Value Portfolio
•	AB Small/Mid Cap Value Portfolio
•	AB Balanced Wealth Strategy Portfolio
•	AB Dynamic Asset Allocation Portfolio
•	AB Global Risk Allocation—Moderate Portfolio

File Nos. 33-18647 and 811-05398

Dear Sir or Madam:

Attached herewith please find Post-Effective Amendment No. 85 under the Securities Act of 1933 (the “1933 Act”) and Amendment No. 86 under the Investment Company Act of 1940 to the Registration Statement on Form N-1A of AB Variable Products Series Fund, Inc. (the “Amendment”). The Amendment is filed pursuant to paragraph (b) of Rule 485 under the 1933 Act and is marked to show changes in accordance with Rule 310 of Regulation S-T.

Please call me at the above-referenced number if you have any questions regarding the attached.

Sincerely,

/s/ Lauren A. Michnick
Lauren A. Michnick

Attachment